EXHIBIT 10-21
AWARD AGREEMENT

STOCK UNITS

The Executive Compensation Committee of the TEGNA Inc. Board of Directors has approved an award of Restricted Stock Units (referred to herein as “Stock Units”) to you under the 2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010), as set forth below.

This Award Agreement and the enclosed Terms and Conditions effective as of _________ ___, 2015, constitute the formal agreement governing this award.

Please sign both copies of this Award Agreement to evidence your agreement with the terms hereof. Keep one copy and return the other to the undersigned.

Please keep the enclosed Terms and Conditions for future reference.

Employee:                        Location:
Grant Date:    __/__/15

Stock Unit Commencement Date:    __/__/15

Stock Unit Expiration Date:    12/31/18

Stock Unit Vesting Schedule:	25% of the Stock Units shall vest on 12/31/15*
25% of the Stock Units shall vest on 12/31/16*
25% of the Stock Units shall vest on 12/31/17*
25% of the Stock Units shall vest on 12/31/18*

* Provided the Employee is continuously employed until such dates and has not terminated employment on or before such dates.

Number of Stock Units:

TEGNA Inc.

By:
Director's Signature		Kevin E. Lord
Senior Vice President/Human Resources

STOCK UNITS
TERMS AND CONDITIONS
Under the
TEGNA Inc.
2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010)

These Terms and Conditions, dated _________ __, 2015, govern the grant of Restricted Stock Units (referred to herein as “Stock Units”) to the employee (the “Employee”) designated in the Award Agreement dated coincident with these Terms and Conditions. The Stock Units are granted under, and are subject to, the TEGNA Inc. (the “Company”) 2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010) (the "Plan"). Terms used herein that are defined in the Plan shall have the meaning ascribed to them in the Plan. If there is any inconsistency between these Terms and Conditions and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.
1.    Grant of Stock Units. Pursuant to the provisions of (i) the Plan, (ii) the individual Award Agreement governing the grant, and (iii) these Terms and Conditions, the Company has granted to the Employee the number of Stock Units set forth on the applicable Award Agreement. Each vested Stock Unit shall entitle the Employee to receive from the Company one share of the Company's common stock ("Common Stock") upon the earliest of the Employee’s termination of employment, a Change in Control (to the extent provided in Section 14) or the expiration of the Incentive Period, as defined below. The Employee shall not be entitled to receive any shares of Common Stock with respect to unvested Stock Units, and the Employee shall have no further rights with regard to a Stock Unit once the underlying share of Common Stock has been delivered with respect to that Stock Unit.

2.    Incentive Period. The Incentive Period in respect of the Stock Units shall commence on the Stock Unit Commencement Date specified in the Award Agreement and end on the Stock Unit Expiration Date specified in the Award Agreement.
3.    Vesting Schedule. Subject to the special vesting rules set forth in Sections 7, 14 and 15, the Stock Units shall vest in accordance with the Vesting Schedule specified in the Award Agreement to the extent that the Employee is continuously employed by the Company or its Subsidiaries until the dates specified in the Vesting Schedule and has not terminated employment on or before such dates. An Employee will not be treated as remaining in continuous employment if the Employee’s employer ceases to be a Subsidiary of the Company. The Employee shall not receive shares relating to the Employee’s Stock Units when the Stock Units vest. Rather, as set forth in Section 5 below, the shares related to vested Stock Units will generally be delivered, less applicable withholdings, as soon as administratively practicable after the earliest of the Employee’s termination of employment, a Change in Control (to the extent provided in Section 14) or the Stock Unit Expiration Date.
4.    No Dividend Equivalents. No dividend equivalents shall be paid to the Employee with regard to the Stock Units.
5.    Delivery of Shares. The Company shall deliver to the Employee a certificate or certificates, or at the election of the Company make an appropriate book-entry, for the number of shares of Common Stock equal to the number of vested Stock Units as soon as administratively practicable after the earliest of the Employee’s termination of employment, a Change in Control (to the extent provided in Section 14) or the Stock Unit Expiration Date; provided that the number of shares shall be reduced by the value of all taxes which the Company is required by law to withhold by reason of such delivery. The Employee shall not be entitled to receive any shares of Common

Stock with respect to unvested Stock Units, and the Employee shall have no further rights with regard to a Stock Unit once the underlying share of Common Stock has been delivered with respect to that Stock Unit.
Notwithstanding the foregoing and solely to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if the Employee is a “specified employee” (within the meaning of Code Section 409A and the regulations and guidance issued thereunder (“Section 409A”)) and if delivery of shares is being made in connection with the Employee’s separation from service other than by reason of the Employee’s death, delivery of the shares shall be delayed until six months and one day after the Employee’s separation from service with the Company (or, if earlier than the end of the six-month period, the date of the Employee’s death).
6.    Cancellation of Stock Units.
(a)    Termination of Employment. All Stock Units granted to the Employee that have not vested as of the date of the Employee’s termination of employment shall automatically be cancelled upon the Employee’s termination of employment. Unvested Stock Units shall also be cancelled in connection with an event that results in the Employee’s employer ceasing to be a Subsidiary of the Company.
(b)    Forfeiture of Stock Units/Recovery of Common Stock. Pursuant to its recoupment policy, the Company may forfeit an Employee’s Stock Units or recover shares of Common Stock issued in connection with a Stock Unit. Generally, under the Company’s recoupment policy, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, and the Committee determines that:

(i)the fraud or intentional misconduct of the Employee contributed (either directly or indirectly) to the noncompliance that resulted in the obligation to restate the Company’s financial statements; and
(ii)a lower award of Stock Units would have been made to the Employee had it been based upon the restated financial results;
then the Company may, to the extent permitted by applicable law, and subject to the approval of the Committee, forfeit Stock Units awarded to the Employee or seek to recoup shares of Common Stock issued in connection with Stock Units in excess of the amount that would have been received under the accounting restatement. In each such instance, the Company may seek to forfeit the Employee’s relevant Stock Units or seek to recover the relevant Common Stock issued in connection with a Stock Unit granted or issued during the three-year period preceding the date the Company is required to prepare the accounting restatement, regardless of whether the Employee is then employed by the Company. In addition, the Company may assert any other remedies that may be available to the Company, including, without limitation, those available under Section 304 of the Sarbanes-Oxley Act of 2002.
7.    Death, Disability, Retirement. In lieu of the Vesting Schedule set forth in the Award Agreement, in the event that the Employee’s employment terminates on or prior to the Stock Unit Expiration Date by reason of death, permanent disability (as determined under the Company’s Long Term Disability Plan), termination of employment after attaining age 65, or termination of employment after both attaining age 55 and completing at least 5 years of service, the Employee (or in the case of the Employee's death, the Employee's estate or designated beneficiary) shall be become vested in a number of Stock Units equal to the product of (i) the total number of Stock Units in which the Employee would have become vested upon the expiration of the Incentive Period had the Employee's employment not terminated, and (ii) a fraction, the numerator of which shall be the number of full calendar months between the Stock Unit Commencement Date and the date that employment terminated, and the denominator of which shall be the number of full calendar months from the Stock Unit Commencement Date to the Stock Unit Expiration Date.
8.    Non-Assignability. Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.
9.    Rights as a Shareholder. The Employee shall have no rights as a shareholder by reason of the Stock Units.
10.    Discretionary Plan; Employment. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (a) each grant of Stock Units is a one-time benefit which does not create any contractual or other right to receive future grants of Stock Units, or benefits in lieu of Stock Units; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Stock Units shall be granted, the number of Stock Units, and the Incentive Period, will be at the sole discretion of the Company; (c) the Employee’s participation in the Plan shall not create a right to further employment with the Employee’s employer and shall not interfere with the ability of the Employee’s employer to terminate the Employee’s employment relationship at any time with or without cause; (d) the Employee’s participation in the Plan is voluntary; (e) the Stock Units are not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; and (f) the future value of the Stock Units is unknown and cannot be predicted with certainty.

11.    Effect of Plan and these Terms and Conditions. The Plan is hereby incorporated by reference into these Terms and Conditions, and these Terms and Conditions are subject in all respects to the provisions of the Plan, including without limitation the authority of the Executive Compensation Committee of the Company (the "Committee") in its sole discretion to adjust awards and to make interpretations and other determinations with respect to all matters relating to the applicable Award Agreements, these Terms and Conditions, the Plan and awards made pursuant thereto. These Terms and Conditions shall apply to the grant of Stock Units made to the Employee on the date hereof and shall not apply to any future grants of Stock Units made to the Employee.
12.    Notices. Notices hereunder shall be in writing and if to the Company shall be addressed to the Secretary of the Company at 7950 Jones Branch Drive, McLean, Virginia 22107, and if to the Employee shall be addressed to the Employee at his or her address as it appears on the Company's records.
13.    Successors and Assigns. The applicable Award Agreement and these Terms and Conditions shall be binding upon and inure to the benefit of the successors and assigns of the Company and, to the extent provided in Section 6 hereof, to the estate or designated beneficiary of the Employee.
14.    Change in Control Provisions.
Notwithstanding anything to the contrary in these Terms and Conditions, the following provisions shall apply to all Stock Units granted under the attached Award Agreement.

(a)    Definitions.
As used in Article 15 of the Plan and in these Terms and Conditions, a “Change in Control” shall mean the first to occur of the following:

(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates or (iv) any acquisition pursuant to a transaction that complies with Sections 14(a)(iii)(A), 14(a)(iii)(B) and 14(a)(iii)(C);
(ii)    individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)    consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b)    Acceleration Provisions. In the event of the occurrence of a Change in Control, the Stock Units that have not been cancelled shall become fully vested, and, if such Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code, there shall be paid out to the Employee as soon as administratively practicable following the effective date of the Change in Control, the full number of shares of Common Stock subject to the Stock Units. In the event of the occurrence of a Change in Control that is not a “change in control event” within the meaning of Section 409A of the Code, the vested Stock Units shall be paid out as soon as administratively practicable after the earlier of the Employee’s termination of employment (subject to the six month delay for specified employees set forth in Section 4, if applicable) or the Stock Unit Expiration Date.
(c) Legal Fees. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by Employee in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceedings involving the provisions of this Section 14, whether or not initiated by the Employee. The Company agrees to pay such amounts within 10 days following the Company’s receipt of an invoice from the Employee, provided that the Employee shall have submitted an invoice for such amounts at least 30 days before the end of the calendar year next following the calendar year in which such fees and disbursements were incurred.
15.    Employment Agreements. The provisions of Sections 1, 3, 5, 6, 7 and 14 of these Terms and Conditions shall not be applied to or interpreted in a manner which would decrease the rights held by, or the payments owing to, an Employee under an employment agreement with the Company that pre-exists the Grant Date and contains specific provisions applying to Plan awards in the case of any change in control or similar event or termination of employment, and if there is any conflict between the terms of such employment agreement and the terms of Sections 1, 3, 5, 6, 7 and 14, the employment agreement shall control.
16.    Grant Subject to Applicable Regulatory Approvals. Any grant of Stock Units under the Plan is specifically conditioned on, and subject to, any regulatory approvals required in the Employee’s country. These approvals cannot be assured. If necessary approvals for grant or payment are not obtained, the Stock Units may be cancelled or rescinded, or they may expire, as determined by the Company in its sole and absolute discretion.
17.    Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Virginia and agree that such litigation shall be conducted in the courts of Fairfax County, Virginia or the federal courts of the United States for the Eastern District of Virginia.
18.    Compliance with Section 409A. This Award is intended to comply with the requirements of Section 409A, and shall be interpreted and administered in accordance with that intent (e.g., the definition of “termination of employment” (or similar term used herein) shall have the meaning ascribed to “separation from service” under Section 409A). If any provision of these Terms and Conditions would otherwise conflict with or frustrate this intent, the provision shall not apply.

July 2015
US employees

73491